Exhibit 99.1

JMP GROUP REPORTS THIRD QUARTER 2009 FINANCIAL RESULTS

SAN FRANCISCO, Nov. 4, 2009 — JMP Group Inc. (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter and nine months ended September 30, 2009.

•

Net income attributable to JMP Group Inc. was $3.0 million, or $0.13 per diluted share, for the third quarter of 2009, compared to a loss of $4.9 million, or $0.24 per diluted share, for the third quarter of 2008. For the nine months ended September 30, 2009, net income attributable to JMP Group Inc. was $7.3 million, or $0.34 per diluted share, compared to a loss of $4.0 million, or $0.20 per diluted share, for the nine months ended September 30, 2008.

•

Operating net income was $3.8 million, or $0.17 per diluted share, for the third quarter of 2009, compared to a loss of $4.1 million, or $0.20 per diluted share, for the third quarter of 2008. For the nine months ended September 30, 2009, operating net income was $8.7 million, or $0.40 per diluted share, compared to a loss of $2.0 million, or $0.10 per diluted share, for the nine months ended September 30, 2008. For more information on operating net income, including a reconciliation to net income, please see the sections below titled “Non-GAAP Financial Measures” and “Operating Net Income.”

•

Total net revenues increased 172.7% to a record $41.7 million for the third quarter of 2009 from $15.3 million for the third quarter of 2008. For the nine months ended September 30, 2009, total net revenues increased 83.5% to a record $103.4 million from $56.3 million for the nine months ended September 30, 2008.

“JMP had an excellent third quarter,” said Joe Jolson, chairman and chief executive officer of JMP Group. “After just nine months, the company has already surpassed its best-ever full-year revenue total and appears to be on track for a record earnings performance. Due to a much improved equity market environment and our decision to sustain our calling efforts during the recent industry downturn, third quarter investment banking revenues doubled versus last year’s level, to more than $10 million. In addition, our efforts to diversify our asset management business since our 2007 IPO have paid off handsomely. Most of our fund strategies have produced exceptionally strong results this year, as illustrated by returns on invested capital of approximately 16% and 37% for the third quarter and first nine months of 2009, respectively. JMP Credit, which is reflected in those numbers, added approximately $0.10 per share in operating earnings to our third quarter results.”

Revenues

Investment Banking

Investment banking revenues were $10.4 million for the quarter, compared to $4.9 million for the third quarter of 2008. For the nine months ended September 30, 2009, investment banking revenues were $25.1 million, compared to $23.8 million for the nine months ended September 30, 2008. Investment banking revenues equaled 24.9% of total net revenues in the third quarter, versus 31.9% in the third quarter of 2008.

© 2009 JMP Group Inc.	1

The company executed 17 investment banking transactions during the quarter ended September 30, 2009, compared to 6 during the quarter ended September 30, 2008. Public equity underwriting revenues were $6.5 million, up from $0.3 million for the third quarter of 2008, as the company executed 12 public equity offerings, versus one a year earlier. Private placement fee revenues were $1.3 million, up from $0.1 million for the third quarter of 2008, as the company executed two private placements, compared to none a year ago. Strategic advisory revenues were $2.6 million, down from $4.5 million for the third quarter of 2008, with the company acting as a strategic advisor on three completed transactions, versus five a year earlier.

Brokerage

Net brokerage revenues were $7.9 million for the quarter, compared to $9.6 million for the third quarter of 2008. For the nine months ended September 30, 2009, net brokerage revenues were $25.8 million, compared to $26.4 million for the nine months ended September 30, 2008. Net brokerage revenues equaled 19.0% of total net revenues in the third quarter, versus 62.6% in the third quarter of 2008.

Asset Management

Asset management-related fee revenues were $3.5 million for the quarter, compared to $2.5 million for the third quarter of 2008. For the nine months ended September 30, 2009, asset management-related fee revenues were $16.9 million, compared to $7.3 million for the nine months ended September 30, 2008. Asset management-related fee revenues include asset management fees as well as certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) reported in the company’s financial statements as other income. Fee revenues classified as other income were $0.2 million and $0.2 million for the third quarters of 2009 and 2008, respectively, and $1.2 million and $0.9 million for the nine months ended September 30, 2009 and 2008, respectively. Asset management-related fee revenues equaled 8.4% of total net revenues in the third quarter, versus 16.4% in the third quarter of 2008.

Client assets under management at September 30, 2009 totaled $1.1 billion, including $553.0 million of investments in hedge funds managed by Harvest Capital Strategies and $498.4 million par value of loans and cash collateralizing Cratos CLO I managed by JMP Credit Corporation. Client assets under management totaled $450.1 million at September 30, 2008 and $1.0 billion at June 30, 2009.

Principal Transactions

Principal transactions generated a net realized and unrealized gain of $6.0 million for the quarter, compared to a net realized and unrealized loss of $2.7 million for the third quarter of 2008. For the nine months ended September 30, 2009, principal transactions generated a net realized and unrealized gain of $15.4 million, compared to a net realized and unrealized loss of $4.8 million for the nine months ended September 30, 2008. The gain for the third quarter of 2009 was due to both the performance of the company’s investments in funds managed by Harvest Capital Strategies and the recovery of unrealized losses on the company’s investments in publicly-traded New York Mortgage Trust, Inc. and Hercules Technology Growth Capital, Inc.

For the quarter ended September 30, 2009, the company recovered unrealized losses of $2.3 million on its investment in New York Mortgage Trust and $0.6 million on its investment in Hercules Technology Growth Capital, versus recording an unrealized loss of $3.1 million and an unrealized gain of $0.3 million, respectively, for the quarter ended September 30, 2008. The recovery of net unrealized losses on these two investments totaled $2.9 million for the third quarter of 2009, equivalent to $0.07 per share after tax and noncontrolling interest, versus the recording of net unrealized losses totaling $2.8 million, equivalent to $0.07 per share after tax and noncontrolling interest, for the third quarter of 2008.

Gain on Sales and Payoffs of Loans, Gain on Repurchase of ABS and Loan Loss Provision

JMP Credit Corporation realized gains of $6.7 million for the quarter ended September 30, 2009, due to the sale or payoff of six of the loans in its portfolio. For the nine months ended September 30, 2009, gains realized by JMP Credit totaled $11.6 million. As JMP Credit did not exist prior to April 2009, there are no comparable loan sales or payoffs in prior periods.

© 2009 JMP Group Inc.	2

For the quarter ended September 30, 2009, JMP Credit Corporation realized gains of $4.1 million resulting from discounted open-market repurchases of asset-backed securities previously issued by Cratos CLO I.

A loan loss provision of $1.4 million was recorded in the third quarter, relating to loans underlying the collateralized loan obligation managed by JMP Credit. For the nine months ended September 30, 2009, loan loss provisions totaling $5.4 million were recorded.

Net Interest and Net Dividend Income

Net interest income was $3.7 million for the quarter, compared to $0.6 million for the third quarter of 2008. For the nine months ended September 30, 2009, net interest income was $6.7 million, compared to $1.6 million for the nine months ended September 30, 2008. Net dividend income totaled $0.8 million for the quarter, compared to $0.9 million for the third quarter of 2008. For the nine months ended September 30, 2009, net dividend income totaled $1.8 million, compared to $2.5 million for the nine months ended September 30, 2008.

Expenses

Compensation and Benefits

Compensation and benefits expense was $29.3 million for the quarter, compared to $17.7 million for the third quarter of 2008. For the nine months ended September 30, 2009, compensation and benefits expense was $70.8 million, compared to $44.1 million for the nine months ended September 30, 2008. Of the $29.3 million recorded for the third quarter of 2009, $0.7 million was non-cash, stock-based compensation expense attributable to restricted stock units granted in connection with the company’s initial public offering.

As a percentage of total net revenues, compensation and benefits expense was 70.3% for the quarter, compared to 115.9% for the third quarter of 2008. Pro forma compensation and benefits expense (which excludes the cost of IPO-related stock grants) was 68.6% for the quarter ended September 30, 2009, compared to 110.7% for the quarter ended September 30, 2008 and 66.1% for the nine months ended September 30, 2009.

Given the company’s record results for the first nine months of 2009, JMP Group recorded a special, performance-based bonus accrual for senior management in the amount of $6.8 million, or $0.18 per diluted share after tax, in the third quarter. No performance-based bonus accruals for senior management were recorded in 2007 or 2008. Ultimately, any bonus payments to senior management must be approved by the compensation committee of the company’s board of directors and will be determined with regard to the company’s full-year financial results.

Non-Compensation Expense

Non-compensation expense was $5.9 million for the quarter, compared to $5.8 million for the third quarter of 2008. For the nine months ended September 30, 2009, non-compensation expense was $17.5 million, compared to $18.9 million for the nine months ended September 30, 2008. As a percentage of total net revenues, non-compensation expense was 14.0% for the quarter, compared to 38.0% for the third quarter of 2008.

Dividend

On November 2, 2009, the company’s board of directors declared a dividend of $0.01 per share for the third quarter of 2009, to be paid on Friday, December 4, 2009 to common stockholders of record as of Friday, November 20, 2009.

© 2009 JMP Group Inc.	3

Accelerated Vesting of Restricted Stock Units and Share Repurchase Activity

On November 2, the company’s board of directors authorized the amendment and acceleration of the vesting of approximately 1.3 million restricted stock units, or RSUs, owned by senior management and a number of other senior professionals. This acceleration is meant to recognize the contributions of these individuals to JMP’s recent success and to bring the terms of existing incentive RSUs in line with those of future incentive RSUs, which are expected to feature performance-based vesting instead of service-based vesting. Nonetheless, the shares issued in net settlement of the RSU transactions are subject to forfeiture in the event of a breach of employment covenants, including non-compete and non-solicit provisions, which will remain in place over the course of the original vesting schedule.

In connection with the vesting event, the company could repurchase as many as 564,000 shares of its common stock, as employees are being permitted to tender shares for payment of estimated tax liabilities.

During the quarter ended September 30, 2009, the company did not repurchase a material amount of its common stock.

With the completion of the RSU transactions, JMP Group will have repurchased as many as 3.4 million shares since its initial public offering in May 2007, and approximately 650,000 shares of the company’s stock should remain eligible for repurchase under the board of directors’ existing authorization.

At September 30, 2009, JMP Group’s tangible book value per share was $5.54, compared to $5.35 at June 30, 2009.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. After-tax per share amounts, except for GAAP net income per share, have been calculated on an operational basis assuming a tax rate of 42%. Company management believes that this presentation provides additional information that enables meaningful comparison of JMP Group’s financial performance in various periods. The non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. However, a limitation of the non-GAAP financial measures presented is that the adjustment for stock-based compensation regards expenses that JMP Group expects to continue to incur; the adjustment of these expenses should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Therefore, company management believes that both JMP Group’s GAAP measures of its financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Operating Net Income

Operating net income is a non-GAAP financial measure that reverses stock-based compensation expense related to JMP Group’s May 2007 initial public offering and assumes an effective tax rate of 42%. In particular, operating net income adjusts for the grant of 1,931,060 restricted stock units at the time of the company’s IPO, which resulted in non-cash compensation expense of $0.7 million for the quarter ended and $2.5 million for the nine months ended September 30, 2009, respectively. Additionally, operating net income excludes a bargain purchase gain of $1.2 million resulting from the acquisition of Cratos Capital Partners by JMP Credit Corporation during the quarter ended June 30, 2009.

© 2009 JMP Group Inc.	4

A reconciliation of the company’s net income to the company’s operating net income for the three and nine months ended September 30, 2009 and September 30, 2008 is set forth below.

	Three Months Ended
(in thousands, except per share amounts)	Sept. 30, 2009	Sept. 30, 2008
Net income/(loss) attributable to JMP Group Inc.	$2,969	$(4,899)

Add back:
Income tax expense/(benefit)	2,879	(2,971)

Income/(loss) before taxes	5,848	(7,870)

Add back:
Compensation expense – IPO-related stock-based compensation	708	789

Operating income/(loss) before taxes	6,556	(7,081)

Income tax expense/(benefit) (assumed tax rate of 42%)	2,754	(2,974)

Operating net income/(loss)	$3,802	$(4,107)

Operating net income/(loss) per share:
Basic	$0.18	$(0.20)
Diluted	$0.17	$(0.20)

Weighted average shares outstanding:
Basic	20,755	20,036
Diluted	22,015	20,036

	Nine Months Ended
(in thousands, except per share amounts)	Sept. 30, 2009	Sept. 30, 2008
Net income/(loss) attributable to JMP Group Inc.	$7,289	$(4,025)

Add back:
Income tax expense/(benefit)	6,491	(2,485)

Income/(loss) before taxes	13,780	(6,510)

Add back/(subtract):
Compensation expense – IPO-related stock-based compensation	2,469	3,028
Gain on bargain purchase	(1,179)	—

Operating income/(loss) before taxes	15,070	(3,482)

Income tax expense/(benefit) (assumed tax rate of 42%)	6,329	(1,462)

Operating net income/(loss)	$8,741	$(2,020)

Operating net income/(loss) per share:
Basic	$0.42	$(0.10)
Diluted	$0.40	$(0.10)

Weighted average shares outstanding:
Basic	20,633	20,318
Diluted	21,640	20,318

© 2009 JMP Group Inc.	5

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding or including certain items that may not be indicative of the company’s core operating results or business outlook. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the operating performance of JMP Group’s business and facilitates a meaningful comparison of the company’s results in the current period to those in prior periods and future periods.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of equity trades it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains stemming from sales of or prepayments on, or losses stemming from defaults on, loans collateralizing Cratos CLO I; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Further, JMP Group’s compensation expense is generally based upon revenue and can fluctuate materially in any particular quarter depending upon the amount and sort of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in any particular quarter may not be indicative of such expense in a future period. As a result, the company suggests that annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events. Forward-looking statements include statements about the company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts; including, but not limited to, statements about the company’s future earnings performance and its future stock-based compensation expense. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. JMP Group’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on March 9, 2009 as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2008 and all other periodic reports are available on JMP Group’s website at http://www.jmpg.com and on the Securities and Exchange Commission’s website at http://www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 9:45 a.m. EST on Wednesday, November 4, 2009. To participate in the call, dial 800-894-5910 (domestic) or 785-424-1052 (international). The conference identification code is “7Q391088.”

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at http://investor.jmpg.com. The Internet broadcast will be archived and will remain available on the website for future replay.

© 2009 JMP Group Inc.	6

About JMP Group

JMP Group Inc. is a full-service investment banking and alternative asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients and alternative asset management products to institutional and high-net-worth investors. JMP Group operates through three subsidiaries, JMP Securities, JMP Credit Corporation and Harvest Capital Strategies. For more information, visit www.jmpg.com.

Investor Relations & Media Contact

Andrew Palmer

(415) 835-8978

apalmer@jmpg.com

© 2009 JMP Group Inc.	7

JMP GROUP INC.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands, except per share amounts)	Sept. 30, 2009	Sept. 30, 2008	Sept. 30, 2009	Sept. 30, 2008
Revenues:
Investment banking	$10,391	$4,879	$25,104	$23,819
Brokerage	7,939	9,574	25,836	26,433
Asset management fees	3,266	2,292	15,766	6,365
Principal transactions	5,981	(2,726)	15,403	(4,789)
Gain on sale and payoff of loans	6,727	—	11,571	—
Gain on repurchase of asset-backed securities issued	4,096	—	4,205	—
Gain on bargain purchase	—	—	1,179	—
Net dividend income	766	939	1,850	2,460
Other income	227	214	1,154	923

Non-interest revenues	39,393	15,172	102,068	55,211

Interest income	12,214	654	24,172	1,860
Interest expense	(8,504)	(102)	(17,484)	(298)

Net interest income	3,710	552	6,688	1,562

Provision for loan losses	(1,384)	(428)	(5,366)	(428)

Total net revenues	41,719	15,296	103,390	56,345

Non-interest expenses:
Compensation and benefits	29,308	17,724	70,849	44,148
Administration	1,098	1,257	3,541	4,610
Brokerage, clearing and exchange fees	1,317	1,389	4,057	3,859
Travel and business development	534	846	1,586	2,801
Communications and technology	989	912	2,808	2,912
Occupancy	610	478	1,788	1,426
Professional fees	899	636	2,783	2,513
Depreciation	189	240	592	761
Other	215	53	379	40

Total non-interest expenses	35,159	23,535	88,383	63,070

Income/(loss) before income tax expense	6,560	(8,239)	15,007	(6,725)
Income tax expense/(benefit)	2,879	(2,971)	6,491	(2,485)

Net income/(loss)	3,681	(5,268)	8,516	(4,240)
Less: Net income/(loss) attributable to noncontrolling interest	712	(369)	1,227	(215)

Net income/(loss) attributable to JMP Group Inc.	$2,969	$(4,899)	$7,289	$(4,025)

Net income/(loss) attributable to JMP Group Inc. per share:
Basic	$0.14	$(0.24)	$0.35	$(0.20)
Diluted	$0.13	$(0.24)	$0.34	$(0.20)

Weighted average common shares outstanding:
Basic	20,755	20,036	20,633	20,318
Diluted	22,015	20,036	21,640	20,318

© 2009 JMP Group Inc.	8